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                [SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]

                                                              EXHIBIT (b)(10)(a)

                                 April 30, 1999



National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

              Re:    National Variable Annuity Account II
                     Registration Statement on Form N-4
                     File No. 333-19583

Ladies and Gentlemen:

              We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to Form N-4 for National Variable Annuity Account II, which Prospectus describes certain individual flexible premium variable annuity policies. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN LLP



                                        By: /s/ STEPHEN E. ROTH
                                           ---------------------------
                                                Stephen E. Roth